Plan Administration Services Agreement

PLAN ADMINISTRATION SERVICES AGREEMENT
AMENDED AND RESTATED
PLAN ADMINISTRATION SERVICES AGREEMENT (“Agreement”) dated as of December 1, 2006, amended and restated September 27, 2010, by and among Columbia Management Investment Services Corp., a Minnesota corporation formerly known as RiverSource Service Corporation (“CMIS”), and each of the registrants (each a “Trust”) identified from time to time on Exhibit A hereto, acting separately on behalf of each series thereof identified from time to time on Exhibit A hereto (each a “Fund” and collectively the “Funds”).
WITNESSETH:
WHEREAS, the Funds desire to offer their Class R3 and Class R4 shares as funding options to retirement plans and to qualified tuition programs pursuant to Section 529 of the Internal Revenue Code (“529 plans”) (retirement plans and 529 plans collectively referred to as “plans”);
WHEREAS, plans are typically administered directly by financial institutions, third party record keepers or administrators (“third party administrators”) who provide certain plan administration services including recordkeeping and communication/educational services to plan sponsors, plans and plan participants;
WHEREAS, the Funds desire that CMIS engage third party administrators to provide these plan administration services to plan sponsors, plans and plan participants that invest in Class R3 and Class R4 shares;
WHEREAS, the Funds recognize that these plan administration services benefit the plan participants with respect to their investment in the Funds, and therefore benefit the Funds; and
WHEREAS, in consideration for the rendering of these plan administration services, the Funds are willing to pay CMIS, which will make payments to third party administrators, as set forth in this Agreement.
NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties, the parties covenant and agree as follows:
1.	PLAN ADMINISTRATION SERVICES. CMIS shall enter into agreements with third party administrators, who shall agree to provide the services specified in Exhibit B, and such other services as are reflected in future amendments to Exhibit B from time to time (the “Plan Administration Services”).

2.	MAINTENANCE OF BOOKS AND RECORDS. CMIS will preserve for each Fund all records relating to the services provided by it under this Agreement that are required to be maintained as prescribed by the rules and regulations of the Securities and Exchange Commission in the manner and for the time periods prescribed by such rules. In the event of termination of this Agreement for any reason, all such records shall be returned promptly, without charge, to the appropriate Fund, free from any claim or retention of rights by CMIS, except that CMIS may retain copies of such records.

3.	PLAN ADMINISTRATION SERVICES FEE. In consideration for the rendering by third party administrators of the Plan Administration Services, each Fund shall pay CMIS, solely out of the

Plan Administration Services Agreement

assets attributable to the shares of the applicable Classes, and accrued and paid as set forth below, a fee calculated solely with respect to such assets, at the annual rate set forth on Exhibit C (the “Plan Administration Fee”). CMIS shall pay all fees payable to third party administrators pursuant to the agreements referenced in paragraph 1 hereof. In no event shall the Plan Administration Fee be used for the purpose of distributing or marketing Fund shares, including but not limited to advertising, compensation of underwriters, dealers or sales personnel, printing or mailing of prospectuses to other than current account holders or printing or mailing of sales literature. The parties to this Agreement expressly agree that the services to be procured under this Agreement do not include, and that the amounts payable under this Agreement do not constitute, compensation for transfer agency services for the Funds. The Plan Administration Fee shall be accrued for each calendar day and the sum of the daily fee accruals in each calendar quarter shall be paid to CMIS within five (5) calendar days after the last day of such calendar quarter.

CMIS shall provide such information to the Board of Directors/Trustees (“Board”) of each Trust relating to the Plan Administration Services as such Board may reasonably request.

4.	SCOPE OF PLAN ADMINISTRATION SERVICES; REGULATORY AND BUSINESS AND INDUSTRY PRACTICE DEVELOPMENTS. The Plan Administration Services to be procured by CMIS pursuant to this Agreement include only those services described on Exhibit B. In the event that, because of regulatory developments, or new or modified business or industry practices, the Funds require services in addition to the Plan Administration Services, CMIS will consider furnishing such additional services, with compensation for such additional services to be agreed upon with respect to each such occasion as it arises.

5.	NON-EXCLUSIVITY. The services of CMIS and the third party administrators to the Funds hereunder are not to be deemed exclusive and CMIS and the third party administrators shall be free to render similar services to others.

6.	STANDARD OF CARE. Neither CMIS or any of its affiliates, nor directors, officers, stockholders, agents or employees of CMIS or any of its affiliates, shall be liable or responsible to any Fund or its shareholders for any error of judgment, mistake of law or any loss arising out of any act or omission in the performance by CMIS of its duties under this Agreement, except for liability resulting from willful misfeasance, bad faith, negligence or reckless disregard by CMIS of its obligations and duties under this Agreement.

7.	TERM, TERMINATION, AMENDMENT AND ASSIGNMENT. The term of this Agreement shall begin on the date first written above and shall continue indefinitely. The Agreement may be terminated with respect to any Fund at any time, without payment of any penalty, by the Board that oversees the Fund upon 30 days’ written notice to CMIS. This Agreement may be terminated by CMIS with respect to any Fund at any time upon 30 days’ written notice to the Fund. This Agreement may be amended at any time by a written agreement executed by each party hereto and may be assigned with respect to any Fund only with the written consent of the Fund and CMIS.

8.	GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted in accordance with the domestic substantive laws of The Commonwealth of Massachusetts, without giving effect to any conflicts or choice of laws rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.

Plan Administration Services Agreement

9.	SCOPE OF FUND’S OBLIGATIONS. A copy of the Declaration of Trust of each Trust organized as a Massachusetts business trust, is on file with the Secretary of State of The Commonwealth of Massachusetts, and CMIS acknowledges that this Agreement is executed on behalf of each Trust by an officer thereof in his or her capacity as an officer thereof and not individually, and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers, employees, agents or shareholders of the Trusts individually, but are binding solely upon the assets and property of the Trusts. CMIS further acknowledges that the assets and liabilities of each Fund that is a series of a Trust are separate and distinct and that the obligations of or arising out of this Agreement with respect to each Fund that is a series of a Trust are binding solely upon the assets or property of such Fund. CMIS also agrees that obligations of or arising out of this Agreement with respect to each Fund that is a series of a Trust shall be several and not joint, in accordance with its proportionate interest hereunder, and agrees not to proceed (by way of claim, set-off or otherwise) against any Fund for the obligations of another Fund.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year written above.
COLUMBIA GOVERNMENT MONEY MARKET FUND, INC.
COLUMBIA FRONTIER FUND, INC.
COLUMBIA SELIGMAN COMMUNICATIONS AND
INFORMATION FUND, INC.
RIVERSOURCE BOND SERIES, INC.
RIVERSOURCE DIMENSIONS SERIES, INC.
RIVERSOURCE DIVERSIFIED INCOME SERIES, INC.
RIVERSOURCE EQUITY SERIES, INC.
RIVERSOURCE GLOBAL SERIES, INC.
RIVERSOURCE GOVERNMENT INCOME SERIES, INC.
RIVERSOURCE HIGH YIELD INCOME SERIES, INC.
RIVERSOURCE INCOME SERIES, INC.
RIVERSOURCE INTERNATIONAL MANAGERS SERIES, INC.
RIVERSOURCE INTERNATIONAL SERIES, INC.
RIVERSOURCE INVESTMENT SERIES, INC.
RIVERSOURCE LARGE CAP SERIES, INC.
RIVERSOURCE MANAGERS SERIES, INC.
RIVERSOURCE MARKET ADVANTAGE SERIES, INC.
RIVERSOURCE MONEY MARKET SERIES, INC.
RIVERSOURCE SECTOR SERIES, INC.
RIVERSOURCE SELECTED SERIES, INC.
RIVERSOURCE SERIES TRUST
RIVERSOURCE STRATEGIC ALLOCATION SERIES, INC.
RIVERSOURCE STRATEGY SERIES, INC
SELIGMAN CAPITAL FUND, INC.
SELIGMAN GLOBAL FUND SERIES, INC.
SELIGMAN GROWTH FUND, INC.
SELIGMAN LASALLE REAL ESTATE FUND SERIES, INC.
SELIGMAN TARGETHORIZON ETF PORTFOLIOS, INC.
SELIGMAN VALUE FUND SERIES, INC.

By:	/s/ J. Kevin Connaughton
J. Kevin Connaughton
President

COLUMBIA MANAGEMENT INVESTMENT SERVICES CORP.

By:	/s/ Steve Welsh
Steve Welsh
President

Plan Administration Services Agreement

As of September 27, 2010
Each Registrant is a Minnesota corporation except Seligman Capital Fund, Inc., Columbia Seligman Communications and Information Fund, Inc., Columbia Frontier Fund, Inc., Seligman Global Fund Series, Inc., Seligman Growth Fund, Inc., Seligman LaSalle Real Estate Fund Series, Inc., Seligman Value Fund Series, Inc., which are Maryland corporations and RiverSource Series Trust, which is a Massachusetts business trust:
EXHIBIT A

Classes
Funds	R3	R4
RiverSource Bond Series, Inc.
Columbia Floating Rate	—	R4
Columbia Income Opportunities	—	R4
Columbia Inflation Protected Securities	—	R4
Columbia Limited Duration Credit	—	R4
RiverSource Dimensions Series, Inc.
RiverSource Disciplined Small and Mid Cap Equity	—	R4
RiverSource Diversified Income Series, Inc.
Columbia Diversified Bond	R3	R4
RiverSource Equity Series, Inc.
Columbia Mid Cap Growth Opportunity	R3	R4
RiverSource Global Series, Inc.
Columbia Emerging Markets Bond	—	R4
Columbia Global Bond	—	R4
Columbia Emerging Markets Opportunity	—	R4
Columbia Global Equity	—	R4
Threadneedle Global Equity Income	—	R4
Columbia Global Extended Alpha	—	R4
RiverSource Government Income Series, Inc.
RiverSource Short Duration U.S. Government	—	R4
Columbia U.S. Government Mortgage	—	R4
Columbia Government Money Market Fund, Inc.	—	—
RiverSource High Yield Income Series, Inc.
Columbia High Yield Bond	R3	R4
RiverSource Income Series, Inc.
Columbia Income Builder	—	R4
Columbia Income Builder II	—	R4
Columbia Income Builder III	—	R4
RiverSource International Series, Inc.
RiverSource Disciplined International Equity	—	R4
Columbia European Equity	—	R4
Threadneedle International Opportunity	R3	R4
RiverSource International Managers Series, Inc.
RiverSource Partners International Select Growth	—	R4
Columbia Multi-Advisor International Value	—	R4
RiverSource Partners International Small Cap	—	R4

Plan Administration Services Agreement

Classes
Funds	R3	R4
RiverSource Investment Series, Inc.
RiverSource Balanced	—	R4
Columbia Large Growth Quantitative	—	R4
Columbia Large Value Quantitative	—	R4
Columbia Diversified Equity Income	R3	R4
Columbia Mid Cap Value Opportunity	R3	R4
RiverSource Large Cap Series, Inc.
Columbia Large Core Quantitative	—	R4
RiverSource Managers Series, Inc.
RiverSource Partners Fundamental Value	—	R4
Columbia Multi-Advisor Small Cap Value	R3	R4
RiverSource Market Advantage Series, Inc.
Columbia Portfolio Builder Moderate Conservative	—	R4
Columbia Portfolio Builder Aggressive	—	R4
Columbia Portfolio Builder Conservative	—	R4
Columbia Portfolio Builder Moderate	—	R4
Columbia Portfolio Builder Moderate Aggressive	—	R4
Columbia Portfolio Builder Total Equity	—	R4
RiverSource Small Company Index	—	R4
RiverSource Sector Series, Inc.
Columbia Dividend Opportunity	—	R4
RiverSource Real Estate	—	R4
RiverSource Selected Series, Inc.
RiverSource Precious Metals and Mining	—	R4
RiverSource Series Trust
Columbia Retirement Plus 2045	—	R4
RiverSource Strategic Allocation Series, Inc.
Columbia Strategic Allocation	—	R4
RiverSource Strategic Income Allocation	—	R4
RiverSource Strategy Series, Inc.
Columbia Equity Value	R3	R4
Seligman Capital Fund, Inc.	—	R4
Columbia Seligman Communications and Information Fund, Inc.	R3	R4
Columbia Frontier Fund, Inc.	R3	R4
Seligman Global Fund Series, Inc.
Columbia Seligman Global Technology Fund	—	R4
Seligman Growth Fund, Inc.	—	R4
Seligman LaSalle Real Estate Fund Series, Inc.
RiverSource LaSalle Global Real Estate Fund	—	R4
RiverSource LaSalle Monthly Dividend Real Estate Fund	—	R4
Seligman Value Fund Series, Inc.
Columbia Select Large-Cap Value Fund	—	R4
Columbia Select Smaller-Cap Value Fund	—	R4

Plan Administration Services Agreement

EXHIBIT B
PLAN ADMINISTRATION SERVICES
In exchange for the Plan Administration Fee payable on the share classes of the Funds, as set forth on Exhibit C, CMIS shall enter into agreements with third party administrators to provide Plan Administration Services that may include, but are not limited to, the following:
Plan Implementation and Conversion Services such as:
     Design, provide, prepare or amend plan documents
     Collect historical data
     Set-up plan on recordkeeping system
     Coordinate transfer of assets
     Prepare and submit plan Internal Revenue Service filings
     Prepare summary plan description and summaries of material modification
     Prepare participant enrollment kits
     Conduct plan education and enrollment meetings
Recordkeeping Services such as:
     Administer participant contributions
     Administer employer contributions
     Administer participant forfeitures
     Administer participant withdrawals
     Administer dividends, capital gains and interest payments
     Administer investment net asset value fluctuations
     Administer investment allocations
     Balance or reconcile transactions
     Administer vesting schedules
Plan Maintenance Services such as
     Review employee and participant data
     Conduct or administer discrimination testing
     Conduct or administer top heavy testing
     Monitor section 402(g) compliance
     Monitor section 415 compliance
     Prepare or provide data for annual reports and Form 5500s
     Conduct compliance consulting
Plan and Participant Reports such as:
     Periodic participant statements
     Participant activity reports
     Periodic plan or trust statements
Administrative Services such as:
     Provide distribution options
     Provide and administer forms

Plan Administration Services Agreement

Administer qualified domestic relations orders
Administer loans
Administer rollovers
Withhold taxes
Prepare and transmit tax forms
Issue checks
Administer asset transfers
Education Activities such as:
     Create or make available plan education material
     Develop or provide programs designed to increase plan participation
     Help participants consider investment/retirement goals
     Provide general or customized plan education programs
     Provide retirement readiness education material
     Provide personalized statements
     Support retirement education software, such as Morningstar Clear Future
     Offer face to face education seminars
     Create or distribute participant educational newsletters
     Create or provide plan signage or posters
Plan Sponsor Education Services such as:
     Provide plan or investment option information to plan sponsors
Website and Inter-active Voice Response (IVR) System Maintenance Services such as:
     Establish, maintain or improve plan website and IVR systems

Plan Administration Services Agreement

As of 12/11/2006
EXHIBIT C

SHARE CLASS	FEE

Class R3	0.25%
Class R4	0.25%